EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth Langone, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Geeknet, Inc. on Form 10-Q for the quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Geeknet, Inc.

November 5, 2010	By: /s/ KENNETH LANGONE
(Date)	Name: Kenneth Langone
Title: Interim President and Chief Executive Officer

I, Patricia S. Morris, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Geeknet, Inc. on Form 10-Q for the quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Geeknet, Inc.

November 5, 2010	By: /s/ PATRICIA S. MORRIS
(Date)	Name: Patricia S. Morris
Title: Senior Vice President and Chief Financial Officer